Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 23, 2026, is entered into by and between TruBridge, Inc., a Delaware corporation (the “Company”), and Ocho Investments LLC (the “Stockholder”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Inventurus Knowledge Solutions, Inc., a Delaware corporation (“Parent”), IKS Next Horizon, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and, solely for the limited purposes as set forth therein, Inventurus Knowledge Solutions Limited, an Indian publicly listed company, have entered into an Agreement and Plan of Merger (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent, subject to the terms and conditions set forth therein;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite the Stockholder’s name on Exhibit A (together with any shares of Company Common Stock subsequently acquired by the Stockholder, the “Owned Shares”);

WHEREAS, the Stockholder and the Company previously entered into that certain Cooperation Agreement, dated as of February 11, 2025 (the “Cooperation Agreement”), which the parties hereto desire to be terminated effective immediately prior to the consummation of the Merger;

WHEREAS, it is anticipated that, at the Effective Time, the Owned Shares shall be canceled under the Merger Agreement and shall be treated in the manner set forth in the Merger Agreement; and

WHEREAS, as a condition to the Company entering into the Merger Agreement, and as an inducement and in consideration therefor, the Company has requested that the Stockholder agrees, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:

1. Agreement to Vote.

(a) From and after the date hereof until the Termination Time (as defined below), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including the Merger, is sought, the

Stockholder agrees to, and agrees to cause its Affiliates (it being understood that, for purposes of this Agreement, the Stockholder shall not be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of the Stockholder, and that this term shall refer only to Affiliates controlling or controlled by the Stockholder) to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of its and their respective Owned Shares owned as of the applicable record date in respect of such meeting (or, as applicable, date of the consents) and then entitled to vote as follows: (i) in favor of (“for”) (A) the Merger and the adoption of the Merger Agreement, (B) each of the other actions contemplated by the Merger Agreement, and (C) the adjournment of any meeting of the Company’s stockholders in accordance with Section 8.3 of the Merger Agreement, and (ii) against any Acquisition Proposal (clauses (i) and (ii) collectively, the “Supported Matters”). The Stockholder shall cause all of its Owned Shares owned as of the applicable record date and then entitled to vote to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the Supported Matters are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder has no obligation to vote its Owned Shares in any particular manner under this Agreement and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote its Owned Shares in its sole discretion. Notwithstanding anything to the contrary in this Agreement, if at any time on or after the date hereof and prior to the Termination Time, a Governmental Entity enters an Order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to this Section 1, then the obligations of the Stockholder set forth in this Section 1 to take such action shall be of no force and effect for so long as such Order is in effect solely to the extent such Order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action. The Stockholder further agrees not to commence or participate in, and to take all actions necessary that are reasonably within its control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the Company or any of its successors or assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

(b) In furtherance of the foregoing, the Stockholder hereby irrevocably appoints the Company and any designee of the Company, and each of them individually, as the Stockholder’s proxy (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote, or cause to be voted (including by proxy), all of the Owned Shares in favor of the Supported Matters at any meeting of the stockholders of the Company at which the Supported Matters are to be considered, solely to the extent the Stockholder has not already so voted (by execution and submission of the Company’s proxy card prior to such meeting) such Owned Shares at such meeting in accordance with this Agreement by the date that is two (2) Business Days prior to the date of the applicable meeting. This proxy shall be valid and irrevocable until the Termination Time. This proxy is coupled with an interest and, until the Termination Time, shall be irrevocable to the fullest extent permitted by law.

2. Termination. This Agreement shall terminate without further action upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) with the prior written consent of Parent, the mutual written agreement of the parties hereto to terminate this Agreement, (d) a Change of Recommendation effected by the Company Board in accordance with the Merger Agreement, (e) any amendment to, or modification or waiver of any provision of, the Merger Agreement that (i) decreases the amount or changes the form of the merger consideration payable to the stockholders of the

Company, or (ii) amends any other term or condition of the Merger Agreement in a manner that is materially adverse to the Stockholder’s rights under the Merger Agreement, (f) the receipt of the Requisite Company Vote or (g) the Outside Date (such earliest date being referred to herein as the “Termination Time”). Upon the termination of this Agreement, no party shall have any further obligations or liabilities hereunder, and the representations, warranties and covenants contained herein shall not survive such termination; provided that the provisions set forth in this Section 2, Section 6 and Sections 10 through 24 shall survive the termination of this Agreement; and provided, further, that, subject to the provisions of Section 10.5 of the Merger Agreement and Section 19(b) of this Agreement, the termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s willful and material breach of this Agreement prior to the Termination Time.

3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as of the date of this Agreement as follows:

(a) Authority. The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the requisite corporate or other entity power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable entity bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) No Conflicts; Consents.

(i) The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (A) conflict with or violate any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (B) conflict with or violate any Laws applicable to the Stockholder, or (C) result in a breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default or a breach) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than as permitted by this Agreement) on any of the Stockholder’s Owned Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, order, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, except in the case of clauses (B) and (C) above, for any such breach, default, termination, amendment, acceleration, cancellation or encumbrance that would not restrict, prohibit, impede or materially delay the performance by the Stockholder of its obligations under this Agreement.

(ii) Other than the filing of any required reports with the SEC, no authorization, consent, Order, License or approval of, or registration, declaration, notice or filing with, any Governmental Entity or any other Person, is necessary in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impede or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

(c) Ownership of Shares. Except for pledges to prime brokers in the ordinary course of business that do not consist of voting rights and do not otherwise interfere with the Stockholder’s performance of its obligations hereunder, (i) the Stockholder has sole (or shared with its Affiliates) voting power and sole (or shared with its Affiliates) dispositive power with respect to all of the Stockholder’s Owned Shares, free and clear of any Encumbrance, except pursuant to applicable federal securities Laws, and (ii) none of the Stockholder’s Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares.

(d) Total Shares. Except for the Stockholder’s Owned Shares set forth on Exhibit A, as of the date hereof, the Stockholder does not own, of record or beneficially, any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible or exchangeable into or exercisable for any shares of such capital stock or voting securities of the Company, or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible or exchangeable into or exercisable for capital stock or voting securities of the Company.

(e) Reliance by the Company. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(f) No Litigation. There is no Proceeding pending that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by the Stockholder of its obligations under this Agreement. To the knowledge of the Stockholder, no inquiry or investigation is (i) pending against the Stockholder or Proceeding threatened against any other Person, or (ii) threatened against the Stockholder or any other Person, in each case of (i) or (ii), that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by the Stockholder of its obligations under this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority and has taken all corporate or other similar action necessary (including approval by the Company Board) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof, and no other action by the Company or vote of holders of any class of the capital stock of the Company is necessary to authorize the execution and delivery of, compliance with and performance by the Company of this Agreement. This Agreement has been duly authorized and approved by a majority of the directors of the Company not affiliated with the Stockholder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations hereunder, do not violate, conflict with, result in the breach of, or constitute a default of, as applicable: (A) any applicable Law to which the Company is subject; (B) any charter, bylaw or other organizational document of the Company; or (C) any Contract to which the Company is a party, except in the case of clauses (B) and (C) above, for any such breach, default, termination, amendment, acceleration, cancellation or encumbrance that would not restrict, prohibit, impede or materially delay the performance by the Company of its obligations under this Agreement.

5. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall prohibit, restrict or limit the ability of the Stockholder or any Affiliate or Representative of the Stockholder who is a director, officer or employee of the Company to take any action (or fail to take any action) in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders, in each case, including with respect to the Merger, the Merger Agreement and the transactions contemplated thereby. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Agreement.

6. Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives, to the maximum extent of the Law, and agrees not to assert, any appraisal rights under Section 262 of the DGCL, with respect to all of the Stockholder’s Owned Shares in connection with the Merger and the transactions contemplated by the Merger Agreement.

7. No Proxies for or Encumbrance on Shares.

(a) The Stockholder shall not, directly or indirectly, without the prior written consent of the Company and Parent, (i) grant any proxies (other than to the Company’s designees on its proxy card or the Stockholder’s broker, in either case, consistent with Section 1(a), and the Company as contemplated by Section 1(b)), powers of attorney or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Owned Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any Owned Shares, or any interest therein, (iii) knowingly take any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

(b) Notwithstanding anything to the contrary in this Agreement, the Stockholder may effect a Transfer of any Owned Shares to a Permitted Transferee of the Stockholder; provided, that the Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to the Company and Parent, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be legally bound by, this Agreement with respect to the Owned Shares that are the subject of such Transfer. “Third Party” means any person that is not (i) a party to this Agreement or a substantially similar agreement, (ii) a member of the board of directors of the Company, (iii) an officer of the Company or (iv) an Affiliate of any party to this Agreement. “Permitted Transferee” means, with respect to the Stockholder, (A) any Third Party to which the Company and Parent have consented to in writing in advance, not to be unreasonably withheld, conditioned or delayed, (B) an Affiliate of the Stockholder, or (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Stockholder, or one or more of its Affiliates.

(c) Any Transfer of Owned Shares not effected in accordance with the terms and conditions of this Section 7 shall be null and void ab initio.

(d) For the avoidance of doubt, the fact that any Owned Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of this Agreement or any representation, warranty or covenant contained herein.

8. Proxy Statement. The Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement the Stockholder’s identity and beneficial ownership of the Owned Shares and the nature of the Stockholder’s commitments under this Agreement. The Stockholder may disclose the nature of its obligations under this Agreement in, and include this Agreement as an exhibit to, any Schedule 13D (or amendment thereto) required to be filed by the Stockholder with the SEC.

9. Acquisition of Additional Shares. During the term of this Agreement, to the extent the Stockholder or its Affiliates directly or indirectly actually acquire additional shares of Company Common Stock after the date hereof (other than pursuant to a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction), all of which shall be considered Owned Shares and be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof; provided, that, in the event of a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the term “Owned Shares” shall be automatically deemed to refer to and include such shares of Company Common Stock acquired by the Stockholder or any Affiliate thereof as a result thereof.

10. Further Assurances. From time to time, at the Company’s reasonable request, the Stockholder agrees to take all such further actions as may be reasonably necessary to effect the actions contemplated by this Agreement.

11. Notices. All notices and other communications given or made hereunder by one party to this Agreement to the other party to this Agreement shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided, that, any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one (1) Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 11. Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 11) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 11 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company, to the address set forth in the Merger Agreement; and

if to the Stockholder, to the address set forth on the Stockholder’s signature page hereto.

12. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation.” The words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The word “shall” denotes a directive and obligation, and not an option, and the word “will” shall be construed to have the same meaning and effect as the word “shall.” All accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP. Whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity.” The rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. The word “or” shall not be exclusive. When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-business day, the period in question shall end on the next business day or if any action must be taken hereunder on or by a day that is not a business day, then such action may be validly taken on or by the next day that is a business day and references to a number of days shall refer to calendar days unless business days are specified. All references to any (i) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity, and (ii) Law shall be a reference to such Law as amended, modified, supplemented, re-enacted, consolidated or replaced as of the date of this Agreement. The parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

13. Entire Agreement. This Agreement (together with the exhibits, schedules and annexes hereto), the Merger Agreement and the other transaction documents contemplated hereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters. Effective as of immediately prior to the consummation of the Merger, without any further action by any Person, the Cooperation Agreement shall automatically terminate, notwithstanding anything to the contrary contained therein, and shall no longer be of any force or effect.

14. Company Acknowledgement; Cooperation Agreement. The Company acknowledges and agrees that it has approved this Agreement and the Stockholder’s voting and other obligations herein and hereby waives the Stockholder’s obligations under the Cooperation Agreement solely to the extent necessary to permit the Stockholder to enter into and comply with the terms of this Agreement.

15. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder. Neither the Company, Parent nor Merger Sub shall have any authority to exercise any power or authority to direct the Stockholder in the voting of any of the Owned Shares, except as otherwise provided in this Agreement.

16. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns, and, except as permitted by this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that this Agreement is intended to be for the benefit of Parent and Merger Sub and any of its provisions may be enforced by Parent or Merger Sub, subject to the limitations set forth herein.

17. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and all Proceedings against any other party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction or the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction. Each of the parties agrees that: (i) it shall bring any Proceeding against any other party in connection with, arising out of or otherwise relating to this Agreement exclusively in the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) (provided, that, if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware) (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 17 or that any order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Each party acknowledges and agrees that any Proceeding against any other party which may be connected with, arise out of or otherwise relate to this Agreement is expected to involve complicated and difficult issues, and therefore each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to any such Proceeding. Each party hereby acknowledges and certifies that

(i) no Representative of the other parties has represented, expressly or otherwise, that such other parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 17.

18. Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of law, by Transfer or otherwise, without the prior written consent of the other parties not seeking to assign this Agreement, and any attempted or purported assignment or delegation in violation of this Section 18 shall be null and void; provided, that, the Stockholder may Transfer any or all of the Owned Shares, together with its rights and obligations under this Agreement in respect of such Transferred Owned Shares, in accordance with Section 7(b) hereof.

19. Enforcement; Limitation on Monetary Liability.

(a) Each of the parties acknowledges and agrees that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 17, without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

(b) Notwithstanding anything to the contrary in this Agreement, in no event shall the Stockholder or any of its Affiliates or Representatives (acting solely in their capacities as such) have any monetary liability relating to or arising out of this Agreement or the transactions contemplated hereby (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied and damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the stockholders of the Company), other than, solely with respect to the Stockholder, in respect of damages directly resulting solely and directly from the Stockholder’s Willful and Material Breach of this Agreement. For the avoidance of doubt, nothing in this Section 19(b) shall limit any party’s right to seek or obtain specific performance or injunctive relief pursuant to Section 19(a).

20. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

21. Counterparts. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and (b) shall become effective when each party shall have received one or more counterparts hereof signed by each of the other parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

22. Amendment. This Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the parties hereto. Any party may, to the extent permitted by applicable law, waive any provision of this Agreement in whole or in part; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

23. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Stockholder in connection with this Agreement (including the negotiation thereof) and the transactions contemplated by this Agreement shall be paid by the Company; provided, that the aggregate amount paid therefor by the Company shall not exceed $25,000. All other costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs, fees and expenses.

24. Headings. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Voting and Support Agreement to be executed and delivered as of the date first written above.

STOCKHOLDER

Ocho Investments LLC

By:	/s/ Andris Upitis
Name:	Andris Upitis
Title:	Manager

Email Address and Address for notice purposes:

Ocho Investments LLC 1401 Lavaca St, PMB 40912
Austin, TX, 78701
Attention: Andris Upitis
Email: [personal information redacted]

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue
New York, NY 10019
Attention: Maurice Lefkort
Email: mlefkort@willkie.com

COMPANY

TRUBRIDGE, INC.

By:	/s/ Christopher L. Fowler
Name:	Christopher L. Fowler
Title:	President and Chief Executive Officer

EXHIBIT A

Record or Beneficial Owner	No. of Shares Owned
Ocho Investments LLC	1,114,178